Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Executive Vice President and Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS FIRST QUARTER RESULTS
Achieves Record Quarterly Sales

GREENVILLE, SC -- October 30, 2014 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced financial results for fiscal year 2015 first quarter ended September 30, 2014.

	Quarter ended September 30,
	2014	2013	Change
	(in millions, except per share data)
Net sales	$791.7	$731.9	8.2%
Operating income	29.0	28.2	2.7%
Non-GAAP operating income(1)	31.8	29.9	6.5%
GAAP net income	19.2	19.4	(1.2)%
Non-GAAP net income(1)	21.6	20.5	5.0%
GAAP diluted EPS	$0.67	$0.69	(2.9)%
Non-GAAP diluted EPS(1)	$0.75	$0.73	2.7%

(1) Non-GAAP financial measures exclude amortization of intangible assets, changes in fair value of contingent consideration, and acquisition costs. A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the following Supplementary Information table.

Net sales for the quarter ended September 30, 2014 totaled $791.7 million, an 8.2% increase over net sales of $731.9 million for the quarter ended September 30, 2013.

"We achieved record quarterly sales and had double-digit growth in our Worldwide Barcode and Security segment for the second quarter in a row," said Mike Baur, CEO, ScanSource, Inc. "International sales growth was especially strong, increasing 13% over the prior year. We are pleased to complete our strategic acquisition of Imago Group and add Europe’s leading value-added distributor of video and voice solutions to ScanSource."

Operating income for quarter ended September 30, 2014 totaled $29.0 million, compared with $28.2 million in the prior year quarter. Excluding adjustments, non-GAAP operating income for the quarter ended September 30, 2014 increased 6.5% over the prior year quarter to $31.8 million from $29.9 million.

On a GAAP basis, net income for the quarter ended September 30, 2014 totaled $19.2 million, or $0.67 per diluted share, compared with net income of $19.4 million, or $0.69 per diluted share, for the prior year quarter. Excluding adjustments, non-GAAP net income for the quarter ended September 30, 2014 increased to $21.6 million, or $0.75 per diluted share from $20.5 million, or $0.73 per diluted share.

Completion of the Acquisition of Imago

On September 19, 2014, ScanSource completed its acquisition of Imago, Europe's leading value-added distributor of video and voice communications equipment and services. ScanSource has acquired Imago’s operations in the United Kingdom, France, and Germany, and approximately 120 employees joined ScanSource. Under the agreement, Imago shareholders received an initial purchase price of approximately $37.4 million and are expected to receive additional earnout payments over the next two years. Ian Vickerage, Imago Founder and Managing Director, is continuing to lead Imago ScanSource as its managing director.

Exhibit 99.1

Forecast for Next Quarter

The Company announced its current expectations for the second quarter of fiscal year 2015. ScanSource expects net sales for the quarter ending December 31, 2014 to range from $780 million to $800 million and non-GAAP diluted earnings per share to range from $0.64 to $0.66 per share. Non-GAAP diluted earnings per share exclude acquisition costs, amortization of intangibles, and changes in fair value of contingent consideration.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, October 30, 2014, at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded international operations that expose the Company to greater risks than its operations in domestic markets; risks in connection with our growth which includes strategic acquisitions; costs and delays in connection with the Company's new ERP system; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligation to the sellers of CDC and Imago; risks associated with consolidation of the Company's vendors; risks in connection with compliance with laws and regulations governing the Company's international business; macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn; the timing and amount of any share repurchases; the exercise of discretion by the Company to make any repurchase or continue the share repurchase authorization; and changes to the source of funds for any repurchases. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2014, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period. The Company completed an acquisition on September 19, 2014 and has a planned acquisition that it expects to close on or before December 31, 2014. Both of these acquisitions are structured with earnout payments. Given the size of the acquisitions and potential variability of fair value adjustments on operating results, non-GAAP results exclude amortization of intangible assets related to acquisitions and change in fair value of contingent consideration.
Net sales excluding the translation impact of foreign currencies: The Company discusses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Non-GAAP operating income, non-GAAP net income and non-GAAP EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP results exclude amortization of intangible assets related to acquisitions and change in the fair value of contingent consideration. Results for the quarter ended September 30, 2014 also exclude acquisition costs. Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS measures are useful in better assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and is considered to have a strong correlation with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.

ScanSource Reports First Quarter Results

ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Starting this quarter, adjusted earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplementary Information tables.
About ScanSource, Inc.
ScanSource, Inc. (NASDAQ: SCSC) is the leading international distributor of specialty technology products, focusing on point-of-sale (POS) and barcode, communications and physical security solutions. ScanSource's teams provide value-added services and operate from two technology segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure and deliver the industry's best products across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company ranks #751 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2014	June 30, 2014*
Assets
Current assets:
Cash and cash equivalents	$139,863	$194,851
Accounts receivable, less allowance of $24,110 at September 30, 2014	500,002	464,405
and $26,257 at June 30, 2014
Inventories	495,090	504,758
Prepaid expenses and other current assets	44,497	33,558
Deferred income taxes	18,302	18,109
Total current assets	1,197,754	1,215,681
Property and equipment, net	38,423	31,823
Goodwill	50,945	32,342
Other non-current assets, including net identifiable intangible assets	73,869	55,278
Total assets	$1,360,991	$1,335,124

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$423,545	$421,721
Accrued expenses and other current liabilities	67,915	63,574
Current portion of contingent consideration	7,806	5,851
Income taxes payable	15,164	8,685
Total current liabilities	514,430	499,831
Deferred income taxes	4,356	185
Long-term debt	5,429	5,429
Long-term portion of contingent consideration	2,356	5,256
Other long-term liabilities	24,155	21,780
Total liabilities	550,726	532,481
Shareholders' equity:
Common stock	170,104	168,447
Retained earnings	670,104	650,896
Accumulated other comprehensive income (loss)	(29,943)	(16,700)
Total shareholders' equity	810,265	802,643
Total liabilities and shareholders' equity	$1,360,991	$1,335,124

*	Derived from audited financial statements.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2014	2013
Net sales	$791,720	$731,904
Cost of goods sold	714,075	655,405
Gross profit	77,645	76,499
Selling, general and administrative expenses	48,155	47,540
Change in fair value of contingent consideration	513	738
Operating income	28,977	28,221
Interest expense	190	247
Interest income	(835)	(574)
Other, net	386	109
Income before income taxes	29,236	28,439
Provision for income taxes	10,028	9,002
Net income	$19,208	$19,437
Per share data:
Net income per common share, basic	$0.67	$0.69
Weighted-average shares outstanding, basic	28,544	28,034

Net income per common share, diluted	$0.67	$0.69
Weighted-average shares outstanding, diluted	28,794	28,257

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended September 30,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(a)
Worldwide Barcode & Security	$500,960	$450,644	11.2%	11.1%
Worldwide Communications & Services	290,760	281,260	3.4%	3.4%
Consolidated	$791,720	$731,904	8.2%	8.2%

Net Sales by Geography:
	Quarter ended September 30,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(b)
North American (U.S. and Canada)	$595,791	$558,340	6.7%	6.7%
International	195,929	173,564	12.9%	12.9%
Consolidated	$791,720	$731,904	8.2%	8.2%

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2014 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended September 30, 2013, respectively. Worldwide Barcode & Security net sales excluding the translation impact of foreign currencies for the quarter ended September 30, 2014, as adjusted, totaled $500.8 million. Worldwide Communications & Services net sales excluding the translation impact of foreign currencies for the quarter ended September 30, 2014, as adjusted, totaled $290.9 million.

(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2014 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended September 30, 2013, respectively. International net sales excluding the translation impact of foreign currencies for the quarter ended September 30, 2014 remained unchanged at $195.9 million.

Non-GAAP Financial Information:
	Quarter ended September 30, 2014
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$28,977	$29,236	$19,208	$0.67
Adjustments:
Amortization of intangible assets	992	992	660	0.02
Change in fair value of contingent consideration	513	513	341	0.01
Acquisition costs	1,350	1,350	1,350	0.05
Non-GAAP measure	$31,832	$32,091	$21,559	$0.75

	Quarter ended September 30, 2013
	Operating income (loss)	Pre-tax income (loss)	Net income (loss)	Diluted EPS
GAAP measure	$28,221	$28,439	$19,437	$0.69
Adjustments:
Amortization of intangible assets	924	924	605	0.02
Change in fair value of contingent consideration	738	738	487	0.02
Non-GAAP measure	$29,883	$30,101	$20,529	$0.73

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2014	2013
Return on invested capital (ROIC), annualized (a)	16.2%	17.4%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$19,208	$19,437
Plus: Income taxes	10,028	9,002
Plus: Interest expense	190	247
Plus: Depreciation and amortization	1,897	1,869
EBITDA	31,323	30,555
Plus: Change in fair value of contingent consideration	513	738
Plus: Acquisition costs	1,350	—
Adjusted EBITDA (numerator for ROIC) (non-GAAP) (b)	$33,186	$31,293

Invested Capital Calculation
Equity - beginning of quarter/year	$802,643	$695,956
Equity - end of quarter/year	810,265	723,748
Add:
Change in fair value of contingent consideration, net of tax	341	487
Acquisition costs, net of tax(c)	1,350	—
Average equity	807,300	710,096
Average funded debt (d)	6,205	5,429
Invested capital (denominator for ROIC) (non-GAAP)	$813,505	$715,525

Notes:
(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and acquisition costs, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Adjusted EBITDA removes the impact of change in fair value of contingent consideration for the quarters ended September 30, 2014 and 2013 and acquisition costs for the quarter ended September 30, 2014. Adjusted EBITDA and the resulting change in ROIC is shown retrospectively.

(c) Acquisition costs are nondeductible for tax purposes.
(d) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.